                       CONFIDENTIAL TREATMENT REQUESTED

                     AMENDED AND RESTATED SERVICE AGREEMENT



                                     Between



                               ZAPME! CORPORATION


                                       and


                                  SPACENET INC.




                               Agreement No. 1666

                               SEPTEMBER 30, 1999

                                TABLE OF CONTENTS

Section A -- Services and
  Prices .............................................................    2

  Overview ...........................................................    2
  Network
  Information ........................................................    3

  Prices .............................................................    4
  Notices and Points of
  Contact ............................................................    6

Section B -- General Terms and
  Conditions .........................................................    7
1.   Term ............................................................    7
2.   Charges and Payments ............................................    7
3.   Taxes and Fees ..................................................    8
4.   Assignment ......................................................    8
5.   Title and Risk of Loss ..........................................    8
6.   Use; Location; Inspection .......................................    8
7.   Disposition of Equipment after Termination ......................    8
8.   Governing Law ...................................................    9
9.   Responsibilities of the Parties .................................    9
10.  Extended Warranty ...............................................    9
11.  Liability of Spacenet and Customer ..............................    9
12.  Termination and Suspension of Service ...........................   10
13.  Force Majeure ...................................................   10
14.  Confidentiality .................................................   10
15.  Severability ....................................................   10
16.  Non-Waiver ......................................................   10
17.  Relationship of the Parties .....................................   10
18.  Notices and Points of Contact ...................................   10
19.  Counterparts ....................................................   11
20.  Entire Agreement ................................................   11

Section C --  Network
  Implementation .....................................................   12
  Ordering
  Procedures .........................................................   12
  Site
  Installations ......................................................   12
  Change Control
  Process ............................................................   15

Section D -- Operation and
  Maintenance ........................................................   16
  Network
  Operation ..........................................................   16
  Out-of-Scope
  Services ...........................................................   16
  Network Availability
  Commitment .........................................................   16
  Site
  Maintenance ........................................................   17
  Software License and
  Support ............................................................   18

Section E -- Description of SkyBlaster and PC
  Deliverables .......................................................   20

                     AMENDED AND RESTATED SERVICE AGREEMENT

This Amended and Restated Service Agreement between SPACENET INC., with its headquarters at 1750 Old Meadow Road, McLean, Virginia 22102 ("SPACENET") and ZAPME! CORPORATION, having its principal place of business at 3000 Executive Parkway, Suite 150, San Ramon, CA 94583 ("CUSTOMER" OR "ZAPME!") dated September 30, 1999 ("Agreement") amends and restates in its entirety and supersedes the Service Agreement between Spacenet and ZapMe! dated June 11, 1999 and its Amendment No. 1 dated July 19, 1999 ("Prior Agreement").

Spacenet hereby agrees to provide its satellite-based telecommunications services ("Service") to ZapMe pursuant to this Agreement. Customer hereby agrees to take and pay for said Service pursuant to this Agreement.

The following sections are an integral part of this Agreement:

     Section A -- Services and Prices

     Section B -- General Terms and Conditions

     Section C -- Network Implementation

     Section D -- Operation and Maintenance

     Section E -- Description of SkyBlaster and PC Deliverables

     Under the terms of this Agreement, as set forth in further detail under Sections A - E herein. Spacenet will provide, install, and maintain certain telecommunications equipment ("Equipment") and licensed software ("Software") and will provide access to a geostationary orbit communications satellite ("Space Segment"), all of which will enable two-way data transmissions between Customer's headquarters in San Ramon, California and its remote locations with access to Customer's proprietary network ("Sites"). All obligations under this Agreement shall be performed by and between (i) Spacenet and (ii) Customer or its designated customers, agents or users. This Agreement does not create any rights in end-users or in any other third party not a signatory hereto. This Agreement will become effective on the date of the last party to sign below.

     AGREED TO BY CUSTOMER:                                           ACCEPTED BY SPACENET:

     ZAPME! CORPORATION                                               SPACENET INC.


SIGNATURE:        ___________________________________________         ___________________________________________



PRINTED NAME:     ____________________________________________        ___________________________________________



TITLE:            ____________________________________________        ___________________________________________



DATE:             ___________________________________________         ___________________________________________

                        SECTION A -- SERVICES AND PRICES

This Section contains Customer-specific information on the equipment and services to be provided by Spacenet. In the event of any conflict between this Services and Prices Section and the other Sections hereto, this Services and Prices Section shall prevail.

OVERVIEW

Under this Agreement Spacenet will provide Customer with certain SkyBlaster(TM)* and certain PC equipment and services (as further defined herein, including Section E). SkyBlaster is a service comprised of equipment and software which enables geographically dispersed locations to exchange data transmissions via a satellite network. The SkyBlaster service operates on a point-to-multipoint network architecture. This document establishes the responsibilities of Spacenet and ZapMe!, and the prices, terms, and conditions under which SkyBlaster and PC equipment and services will be installed, operated, and maintained at Spacenet's shared hub and at remote locations designated by ZapMe! across the continental USA.

* SkyBlaster is a trademark of Gilat Satellite Networks, Ltd.

NETWORK INFORMATION

Location of Spacenet's Shared Hub Uplinking facilities:  Atlanta, Georgia,*


                                    * The parties recognize that, as of the
                                    Effective Date, Spacenet's Shared Hub
                                    Unplinking facilities are in Atlanta,
                                    Georgia, but that Spacenet may need to
                                    temporarily utilize the Chicago, Illinois hub to meet Customer's space segment needs. In the event Spacenet elects to utilize the shared hub in Chicago, Spacenet will be responsible for supplying the additional baseband hub equipment at such hub and Customer shall be responsible for all other terrestrial, router and server equipment and services associated with the additional hub. The parties also recognize that it is Spacenet's intent to ultimately move Customer to a single hub in McLean, Virginia commencing in January 2000. In the event Spacenet elects to move Customer from its shared hub in Atlanta and/or Chicago, Spacenet shall reimburse ZapMe! for the following costs actually incurred by ZapMe! in connection with the relocation: (i) one time termination fee for the terrestrial interconnect (ii) one time connection fee for the terrestrial interconnect and (iii) reasonable expedite fee for the terrestrial interconnect.


Location of Customer's SkyBlaster Hub equipment: at Spacenet's Shared Hub Uplinking facilities

Minimum Site Order Quantity:        2,000 Sites (which includes retrofits of 304
                                    Legacy Site systems as defined in Section C and SkyBlaster Sites installed as of the Effective Date)*

                                    * During the Agreement Term, Customer may order additional Sites at the price set forth under "Standard Service" below.

Minimum Site Order Installation Period:   Completed by June 30, 2000

Minimum Site Service Term:          36 months from Site installation

Minimum Network Service Term:       36 months from installation of the Minimum
                                    Site Order Quantity

Protocols to be supported:          TCP/IP and UDP at Spacenet's shared hub
                                    and at each remote Site

Customer's Bandwidth Allocation:    Per each 500 Sites (with bandwidth to be
                                    increased proportionately based on the
                                    number of installed Sites): Outbound
                                    channels (toward the remote sites) -
                                    bandwidth to support a [**] carrier;
                                    Inbound channels (from the remote sites) -
                                    [**]. Bandwidth is subject to periodic
                                    review based on system performance and
                                    Customer will purchase additional bandwidth as necessary at the prices set forth below.

Service Demarcation Points:         At the Hub:  output ports at the Customer
                                    provided Ethernet hub

                                    At the VSAT: output ports of the Spacenet provided client PCs

VSAT Maintenance Option selected:   Next Business Day On-Site Maintenance

Hub Maintenance:                    7x24

Performance Specifications:         Network Availability Commitment (defined in
                                    Section D):    [**]

** Portions omitted pursuant to a request for confidential treatment

PRICES

STANDARD SERVICE -- INCLUDES THE FOLLOWING AS FURTHER DESCRIBED HEREIN, INCLUDING SECTION E.

                                                                                 PC TYPE     FREQUENCY             PRICE1

                                                                                   Dell      Monthly, Per Site       [**]
                                                                                 Toshiba 2   Monthly, Per Site       [**]
     1.2 Meter Antenna (or larger antenna as required due to use of GSTAR4 satellite), One Standard Mount3, Up to 400 Feet of IFL Cable, Non-Plenum
     (dual 200' cable run), Outdoor Unit - 1 watt ODU and LNB, Two PCI cards
-        DVB Receiver
-        Satellite Transmitter,
     One permanent server PC (including peripherals and associated accessory kits), Five client PCs, Support for Two (2) Spacenet -Supported Software
     Protocols, Software License and Maintenance, 48-state Ku-Band satellite capacity, non-preemptible and intra-satellite protected, Use of Spacenet's
     Shared Hub Facilities, Standard Installation, 24-hour 2nd Level Help Desk
     Support, Next Business Day On-Site Maintenance Support,
     Satellite Network capacity to support Customer's Bandwidth Allocation specified under "Network Information"4


     Non-Customer Provided Additional Dell client PC                                         Monthly, Per PC          [**]
       (installation included if additional PC to be installed at time of initial Site installation; minimum 36 month commitment)
     Non-Customer Provided Additional Toshiba client PC (see footnote 2)                     Monthly, Per PC          [**]
       (installation included if additional PC to be installed at time of initial Site installation; minimum 36 month commitment)

In the event Customer provides the following Equipment and/or Services at a Site, Spacenet shall provide Customer with the applicable credit to be applied toward the Standard Service fee for such Site:

     SKYBLASTER EQUIPMENT5
     Outdoor Unit (500mw ODU and LNB) and Satellite Transmitter PCI Card                     Monthly, Per Site       [**]
     DVB Receiver PCI Card                                                                   Monthly, Per Site       [**]

     Toshiba SERVER AND CLIENT PC EQUIPMENT AND INSTALLATION SERVICES6
     One Permanent Server PC and Five Client PCs                                             Monthly, Per Site       [**]
     Inacom Provided Peripherals and associated accessory kits                               Monthly, Per Site       [**]
     Inacom installation of Server PC and Client PC Equipment                                Monthly, Per Site       [**]

--------

1 The price for Standard Service shall constitute the sole amount due to Spacenet from ZapMe! under this or any prior agreement for such Standard Service, subject to additional charges for all non-standard requirements and subject to the terms and conditions of this Agreement. Notwithstanding the above, Customer shall pay all shipping expenses incurred in connection with the PC Deliverables in an amount equal to Spacenet's actual costs.

2 Customer may only order Toshiba Server and Client PCs for up to 120 Sites or such greater amount as mutually agreed to by the parties pursuant to the change control process set forth herein.

3 "Standard" mounts are: Non-penetrating, Close-in Wall, Medium Reach Wall, and I-Beam.

4 The space segment purchased from Spacenet as part of the Standard Service shall be dedicated to ZapMe! and ZapMe! may use the space segment in connection with the SkyBlaster service for multiple vertical markets.

5 The parties understand that credits for such Equipment will only apply to such Equipment procured by Customer from Gilat Satellite Networks Ltd. as of the Effective Date.

6 The parties understand that credits for such Equipment and Services will only apply to such Equipment and Services procured by Customer as of the Effective Date and will in no event apply to more than 300 Sites.

** Portions omitted pursuant to a request for confidential treatment

ADDITIONAL (OPTIONAL) ACCESSORIES/EQUIPMENT/SERVICES

Upgrade to 1.8 Meter Antenna w/Non Penetrating Roof            One-Time Charge         [**]
  Mount, if required

Additional Required IFL Cable, Non-Plenum                      One-Time Charge         [**]

HP ProCurve 10/100 12-Port Hub                                      Each               [**]

14' RJ11 cable                                                      Each               [**]

50' RJ11 cable                                                      Each               [**]

10' parallel printer cable                                          Each               [**]

14' ethernet patch cable grey cat 5                                 Each               [**]

25' ethernet patch cable grey cat 5                                 Each               [**]

50' ethernet patch cable grey cat 5                                 Each               [**]

100' ethernet patch cable grey cat 5                                Each               [**]

25' RJ11 cable                                                      Each               [**]

15' parallel printer cable                                          Each               [**]

8" Velcro Wire Straps - 6 -pack                                     Each               [**]

Surgemaster Power Strip                                             Each               [**]

Remote Network Management System (NMS) Console                      Each               [**]

Additional one m/bps outbound channel (if available)                Monthly            [**]

Additional one MHz inbound channel (if available)                   Monthly            [**]

Non-Standard Installation / Optional Antenna Mounts                 Each               Quotation

Maintenance Call for Damaged Equipment or other
  "non-covered" calls                                               T&M, with
                                                                    [**]

Non-Covered Maintenance Call (T&M Rates):

  Business hours                           [**]
  After business hours and Saturdays       [**]
  Holidays and Sundays                     [**]

Site Survey, if required                                            Each               [**]

Canceled VSAT Site Installation* (Cancellation or Postponement      Each               [**]
  with Four (4) Business Days Advance Notice or Less)

Terminated VSAT Site Visit*                                         Each               [**]

Expedite Fee for Installations (less than 45 days as described in Section C)
  For VSAT Deliverables                                             Each               [**]
  For PC Deliverables                                               Each               Quoted upon
                                                                                       request

Site Charge for Unordered Minimum Site Quantity                     Monthly, per Site  [**]
  (after Minimum Site Order Installation Period)

Relocation of VSAT Deliverables* (de-install/re-install)
  (Same day, within 40 miles of de-installed Site)                  Each               [**]

  * Any additional costs assessed by Spacenet's PC
  Deliverables installation subcontractor, including but not limited to costs for canceled PC Site
  Installation, Terminated PC Site Visit and
  Relocation of PC Deliverables, shall be passed through to customer.

  Additional Requirements not detailed above shall be quoted on an individual basis.

** Portions omitted pursuant to a request for confidential treatment

NOTICES AND POINTS OF CONTACT

SPACENET:

TECHNICAL CONTACT:
-----------------
Beni Barak
SPACENET INC.
1750 Old Meadow Road
McLean, Virginia  22102
Telephone:  (703) 848-1730
FAX:   (703) 848-1100

CUSTOMER:

TECHNICAL CONTACT:
Terry Gibson
ZAPME! CORPORATION
3000 Executive Parkway
San Ramon, CA 94583
(925) 543-0300 Phone
(925) 543-0301 Fax

FOR PAYMENTS:
------------
Accounts Receivable  (703) 848-1330
SPACENET INC.
P.O. Box 60420
Charlotte, North Carolina 28260





BILLING ADDRESS:
Accounts Payable
ZAPME! CORPORATION
3000 Executive Parkway
San Ramon, CA  94583
(925) 277-9356 Fax

NOTICES:
-------
Customer Contracts Dept.
SPACENET INC.
1750 Old Meadow Road
McLean, Virginia  22102
Telephone:  (703) 848-1511
FAX:    (703) 848-1184



NOTICES:
Lance Mortensen, Chairman - CEO
ZAPME! CORPORATION
3000 Executive Parkway
San Ramon, CA 94583
(925) 543-0300 Phone
(925) 543-0301 Fax

copy to:
Bruce Bower
General Counsel
ZAPME! CORPORATION
3000 Executive Parkway
San Ramon, CA  94583
(925) 543-0300 Phone
(925) 277-9356 Fax

                    SECTION B -- GENERAL TERMS AND CONDITIONS

1.       TERM
The Term of this Agreement ("Agreement Term") shall commence on the date of the last party to sign on the signature page of this document ("Effective Date"). Each installed Site hereunder shall have the Minimum Site Service Term ("Minimum Site Service Term") set forth under "Network Information" of Section A. Service at each Site shall automatically continue after the Minimum Site Service Term to the End Date of the Agreement ("Agreement End Date"), which shall be the last day of service provided at the last Site, or the last day of the Minimum Network Service Term, whichever occurs last. To the extent that the Minimum Site Service Term has not expired at the Site, ceasing to do business at such Site by Customer shall not relieve Customer of its obligation pertaining to the Minimum Site Service Term. Except as provided in Article 2(D), any Site having completed its Minimum Site Service Term may be terminated by either party by providing at least sixty (60) days advance notification of termination. Notwithstanding the above, Spacenet shall only be obligated to accept new orders for Services, Equipment and Software under this Agreement for up to a total of 2,500 Sites (including the Minimum Site Order Quantity) and for three (3) years commencing on the Effective Date, provided that the parties may mutually agree to extend this date and/or increase the number of Sites.

2.       CHARGES AND PAYMENTS
A. PAYMENTS - All payments made under this Agreement shall be in U.S. Dollars. The fees or prices for Services are as set forth in Section A. Spacenet will bill Customer for monthly charges one (1) month in advance of the month's service due and payable the last day of the billing calendar month (e.g. September 1 billing for October's service is due and payable September 30.) Monthly charges for partial months of Services will be prorated on a thirty (30) day month basis. Invoicing for each Site shall commence once the Site is available for transmission service (i.e. Site is pinged). All other recurring and all non-recurring charges will be accrued monthly and billed in arrears.

B. LATE PAYMENTS - In the event that any fees or charges are not paid in full by Customer when due, then Spacenet shall provide Customer with written notice of such non-payment. If Customer fails to cure such non-payment within ten (10) days after the date of such notice, then Spacenet, in addition to and not in lieu of its rights under Article 12 ("Termination and Suspension of Service") below, reserves the right to charge Customer a late payment charge calculated on the past due balance at the rate of one and one-half percent (1.5%) interest per month for each month or part thereof from the date the payment was due. This late payment charge will not be imposed on the portion of an invoice which may reasonably be under dispute by Customer, provided that Customer has paid the undisputed portion in full and has notified Spacenet of the disputed amount within 15 days of receipt of Spacenet's invoice along with a written explanation of the dispute based on the terms of this Agreement.

C. PRICE VALIDITY - With prior notice of 60 days, the hourly rates in Section A may be increased by Spacenet once per calendar year beginning in 2000 in an amount not to exceed the lesser of (a) [**], or (b) the percentage change from the previous year to the then-current year in the Consumer Price Index (the "Consumer Price Index for all Urban Consumers, All City Average"), as set forth by the US Department of Labor, Bureau of Labor Statistics, or any successor to such Index by such Bureau. Time and Materials Charges shall be applied at Spacenet's then-effective Time and Materials rate. All other prices contained herein shall remain fixed for service through the end of the initial Term of this Agreement subject to paragraph D below.

D. PRICE ADJUSTMENTS - If either party reasonably believes that, due to changes in the market, the total underlying costs to Spacenet for the monthly Standard Service Fees under this Agreement have increased or decreased by [**] or more, Spacenet and Customer shall negotiate in good faith an amendment to such monthly price and the adjusted price shall apply to all Site orders placed after the date of such amendment. Spacenet will not be obligated to disclose its underlying costs to Customer but shall provide relevant information in good faith.

E. MINIMUM COMMITMENT - In the event Customer does not order the Minimum Site Order Quantity for installation within the Minimum Site Order Installation Period or causes a delay in installation past the Minimum Site Order Installation Period (due to Customer's failure to meet its responsibilities set forth in Section C), Spacenet shall commence billing for the unordered / uninstalled Sites up to and including the Minimum Site Order Quantity at the rate set forth for the pricing item entitled "Site Charge for Unordered Minimum Site Quantity." This charge shall apply on a monthly basis for each such unordered / uninstalled Site until such time as the Site has been installed, at which time the Minimum Site Service Term shall commence. Partial months of the Site Charge for Unordered Minimum Site Quantity shall be prorated based on a thirty (30) day month. In addition, after the Minimum Site Order Installation Period and until the Agreement End Date, Customer must pay each month, at a minimum, the Standard Service fee for 500 Sites.

F. SKYBLASTER DELIVERABLES PURCHASE OPTION - With respect to each Site comprising the Minimum Site Order Quantity, on the last day of the Minimum Site Service Term, Customer has the option to purchase from Spacenet for [**] (plus any amounts outstanding for Standard Service with respect to such Site) all of the Spacenet provided SkyBlaster Deliverables described in Section E at such Site (excluding any software) used to provide Spacenet's Standard
Service hereunder to such Site. In the event Customer exercises its purchase option with respect to a Site, title to the equipment described above shall transfer to Customer upon payment of [**] (plus any amounts outstanding for Standard Service with respect to such Site).

G. PC DELIVERABLE PURCHASE OPTION -- With respect to each Site comprising the Minimum Site Order Quantity and with written notice to Spacenet 90 days prior to the the last day of the Minimum Site Service Term, Customer has the option to purchase from Spacenet for the fair market value (plus any amounts outstanding for Standard Service with respect to such Site) all of the Spacenet provided PC Deliverables described in Section E at such Site (excluding any software). In the event Customer exercises its purchase option with respect to a Site, payment of the fair market value (plus any

** Portions omitted pursuant to a request for confidential treatment amounts outstanding for Standard Service with respect to such Site) shall be due on the last day of the Minimum Site Service Term and title to the equipment described above shall transfer to Customer upon such payment.

3.       TAXES AND FEES
The Service Fee and other charges under this Agreement are as set forth in Section A. These charges exclude all present and future taxes, duties, or fees of any nature, including, but not limited to federal, state, or local sales or use taxes, fees, excises, property or gross receipts taxes or fees, telecommunication taxes, license, access, or universal service fees, or other taxes or duties which may now or hereafter be levied on the services provided or on payments made under this Agreement. Any such taxes, fees, or duties, however denominated, which may now or hereafter be levied on the services provided, the Equipment installed, or payments made under this Agreement, excluding taxes based on Spacenet's net income, shall be paid by Customer. If Spacenet is required to pay or pays any of these, Customer shall promptly reimburse Spacenet for such payments including applicable penalties and interest, if any. Taxes, late payment charges, and other charges (other than those imposed due to Spacenet's negligence) will be invoiced following their accrual. Spacenet agrees to provide reasonable documentation supporting any such charges.

4.       ASSIGNMENT
Either party may, on written notice to the other, assign its rights and obligations hereunder to: (i) its parent corporation or an affiliated corporation owned by a common parent in connection with any corporate restructuring, and (ii) a third party entity in connection with the transfer of all or substantially all of the assigning party's assets to such entity or (iii) a successor entity in connection with a merger or acquisition resulting in a change of control of the assigning party. Except as provided above in this Section, either party may assign its rights and obligations under this Agreement to a third party only upon receiving the prior written consent of the other party, which consent may be reasonably conditioned but will not be unreasonably withheld. The parties agree that no assignments will be made unless the assignee agrees to accept in full the responsibilities and obligations of the assigning party.

5.       TITLE AND RISK OF LOSS
A. TITLE - Title to the Equipment installed or provided by Spacenet under this Agreement shall remain with Spacenet or its subcontractors or lessors, as applicable. Customer shall not move the Equipment, nor permit the Equipment to be moved, modify the Equipment nor permit the Equipment to be modified (including removal of any plates, labels or other markings), and Customer shall not permit any liens or encumbrances to be placed upon the Equipment. Spacenet or its subcontractors or lessors, as applicable, shall have the right and authority acting in their own names or the name of Customer to complete and file such documents as they deem necessary to protect their security interest in or ownership of the Equipment or other equipment and Customer shall fully cooperate with and support all such filings.

B. RISK OF LOSS - Risk of loss or damage for Equipment shall pass to Customer upon shipment of the Equipment to a Customer designated Site. Customer agrees to maintain the Equipment in good operating condition and appearance (ordinary wear and tear excepted) and agrees to promptly repair any repairable damage. Customer shall obtain and maintain at its own expense, from the date risk of loss passes to Customer hereunder until all of Customer's obligations under this Agreement have been performed in full, (a) insurance against loss, theft, destruction of, or damage to the Equipment and Software in an amount not less than the full replacement value thereof, with Spacenet and its designated subcontractors or lessors, as applicable, named as loss payees thereunder, and (b) such public liability and property damage insurance as is customarily maintained by prudent operators of similar businesses, with Spacenet and its designated subcontractors or lessors, as applicable, additional insureds thereunder. Customer shall, at Spacenet's request, deliver certificate(s) of such insurance to Spacenet, and shall require that the carrier(s) of all such insurance give Spacenet not less than ten (10) days prior written notice of any change to or cancellation of the related policies. Notwithstanding anything to the contrary contained herein. Customer may, upon Spacenet's prior written approval, self-insure in accordance with the standards set forth above.

6.       USE; LOCATION; INSPECTION
Customer agrees to comply with all terms and conditions of any Software Licenses and shall possess and operate the Equipment only (i) in accordance with the Spacenet provided documentation and all applicable laws (including intellectual property laws;) and (ii) for the internal business purposes of Customer and not for any other use or disposition. Customer agrees not to move the Equipment from the original installation locations without Spacenet's prior written approval, and then only to a location within the United States. Customer shall be responsible for all costs and expenses in connection with such relocation, including those incurred by Spacenet or its subcontractors or lessors, as applicable, in the protection of their interests in the Equipment. Provided Spacenet or its subcontractors or lessors, as applicable, complies with Customer's reasonable security requirements, Customer shall allow Spacenet or its subcontractors or lessors, as applicable, to inspect the premises where the Equipment is located from time to time during reasonable hours after reasonable notice in order to confirm Customer's compliance with its obligations under this Agreement and shall correct any deficiencies promptly upon notice from Spacenet.

7.       DISPOSITION OF EQUIPMENT AFTER TERMINATION
Upon expiration or termination of this Agreement or termination of Service at any Site, Spacenet may elect to remove all or portions of the Equipment owned by Spacenet or its subcontractors or lessors, as applicable, that was used to provide services hereunder (excluding the Equipment purchased by ZapMe! pursuant to Article 2(F) above), and, Customer shall use reasonable efforts to facilitate entry into all applicable premises to permit Spacenet or its subcontractors or lessors, as applicable, to remove any such Equipment. With respect to the PC Deliverables as described in Section E and unless Customer has exercised its purchase option as described in paragraph 2(F) above, (i) Customer shall reimburse Spacenet for all packaging and shipping costs incurred by Spacenet for return of such Equipment to a Spacenet designated location in the contiguous United States, (ii) Customer shall reimburse Spacenet for all costs and expenses of refurbishing such Equipment if such Equipment is not provided to Spacenet in good operating condition and appearance (ordinary wear and tear excepted) and
(iii) Customer shall pay the estimated fair market value for such Equipment as determined by Spacenet if Customer fails to provide the Equipment to Spacenet. Before exercising its right of removal, Spacenet shall provide ZapMe! with sixty
(60) days
advance written notice of its intention to exercise such right. Spacenet shall have the right to abandon any Equipment owned by Spacenet or its subcontractors or lessors, as applicable, in place if it so elects, after written notice has been provided to Customer. If Customer wants Spacenet to remove any Equipment (antennas, mounts, etc.) that Spacenet has elected to abandon in place, Spacenet will do so on a time and materials basis. With regard to any Spacenet-licensed software that is contained in equipment that is abandoned in place, Customer agrees to follow Spacenet's instructions regarding the removal or disabling of any such software.

8.       GOVERNING LAW
This Agreement shall be construed and enforced in accordance with and shall be governed by, the laws of the United States and of the State of New York. The parties agree to submit to the jurisdiction of the state and federal courts sitting in Denver, Colorado. Venue for any claims hereunder shall be a court of competent jurisdiction in or near Denver, Colorado.

9.       RESPONSIBILITIES OF THE PARTIES
A. COMPLIANCE AND APPROVALS - Each party shall comply with all applicable governmental laws, rules and regulations. Each party is responsible to obtain local permits, landlord consents or other waivers or consents as set forth in Section C under "Site Installations" as may be necessary for Spacenet to install the Equipment and for Customer to make use of the communications services. The Customer is advised to obtain any such required permits or approvals well in advance of installation. If on-Site installation is prevented due to any of the above areas that are Customer's responsibility, the Terminated Site Visit charge shall apply. The obligations of Customer under this Agreement are not conditioned upon Customer's receipt of such authorizations or approvals.

B. BACKHAUL - Customer shall be responsible for all charges, non-recurring and recurring, and communications hardware, associated with all terrestrial communications links required for this service. Spacenet shall have no warranty obligations in connection with any terrestrial communications link, and the failure or disruption of such link shall not be included in Spacenet's network availability commitment.

C. INSURANCE - Each party, at its own expense, will obtain and/or maintain insurance to cover risks associated with their respective business activities detailed herein.

D. ALTERATIONS - Customer may make alterations, additions or improvements to the Equipment provided they do not violate any Software License or decrease the value or utility of the Equipment and are readily removable. Customer may, at its own expense, remove any such alteration, addition or improvement at the expiration of the Service term provided Customer shall restore the Equipment to its original configuration and repair any resulting damage to the Equipment. Any alteration, addition or improvement that is not removed by Customer as provided above (excluding software) shall become the property of Spacenet or its subcontractors or lessors, as applicable, upon the Equipment's return, free and clear of all liens and encumbrances.

E. MINIMUM ORDER QUANTITY - Within the Minimum Site Order Installation Period stated in Section A of this Agreement, the Minimum Site Order shall have been installed.

F. ACCELERATED SCHEDULE - Notwithstanding paragraph E above, the Parties may mutually agree to accelerate delivery and installation of the Minimum Site Order Quantity.

G. MAINTENANCE OBLIGATIONS - Spacenet shall maintain the Equipment as provided in Section D of this Agreement.

10.       EXTENDED WARRANTY
So long as Customer is current on all payment obligations with respect to a Site, Spacenet shall provide Customer with the maintenance services specified in Section D at such Site.

11.      LIABILITY OF SPACENET AND CUSTOMER
A. Customer shall defend, indemnify and save Spacenet harmless from and against injuries, loss or damage to Spacenet's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of Customer (and all risk of loss and damage to the property caused by anyone other than Spacenet and its subcontractors while the property is in Customer's control or custody), and from and against all claims, expenses, or losses (including reasonable attorneys' fees and expenses) arising out of or in connection with the application or content of Customer's transmissions through the provided transmission services.

B. Spacenet shall defend, indemnify and save Customer harmless from and against injuries, loss or damage to Customer's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of Spacenet (and all risk of loss and damage to the property caused by anyone other than Customer and its subcontractors while the property is in Spacenet's control or custody).

C. Each party shall defend, indemnify and save the other harmless from and against injuries, loss or damage to the other's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of the perpetrating party or that of its subcontractors, agents, or representatives while performing their duties at Customer's or End-User's Sites.

D. Except for (a) the obligation to defend, indemnify and hold harmless provided in B and C above, and (b) any credits provided to Customer pursuant to Section D, Spacenet's total liability under this Agreement shall in no case exceed the recurring charges paid to it by Customer during the six months immediately preceding the cause of action. Customer has accepted this limitation of liability for Services provided hereunder and understands that the price of the Services would be higher if Spacenet were requested to bear additional liability for damages.

E. Except for (i) its obligation to defend, indemnify and hold harmless provided in A and C above, (ii) any payment obligations hereunder and (iii) any liability arising out of or in connection with the application or content of its transmissions through the provided transmission services, Customer's total liability under this Agreement shall in no case exceed the recurring charging due to Spacenet during the six months immediately preceding the cause of action.

F. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTIES FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING

LOST PROFITS, LOSS OF USE OF EQUIPMENT OR SERVICES, OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND WHETHER ADVISORY HAS BEEN MADE OF THE POSSIBILITY OF SUCH DAMAGES.

G. EXCEPT AS STATED HEREIN, SPACENET PROVIDES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RESPECTING SERVICES PERFORMED, LICENSED SOFTWARE, OR EQUIPMENT FURNISHED UNDER THIS AGREEMENT.

12.      TERMINATION AND SUSPENSION OF SERVICE
A. Either party may terminate this Agreement only for default in the event of material breach by the other party if such breach continues for a period of sixty (60) days after written notice of intention to terminate describing the default is given by the non-breaching party and such event of breach is not remedied within the stated period. Notwithstanding the foregoing, Spacenet may, on thirty (30) days' written notice, suspend or terminate the Service to be provided under this Agreement due to Customer's non-payment of charges due. Upon termination for material default by either party, Customer shall cease utilizing the Service and shall remit to Spacenet upon receipt of a final invoice all amounts accrued or due to Spacenet up to and including the termination date. Customer hereby consents to the jurisdiction of any court or administrative agency having subject matter jurisdiction in which Spacenet may elect to bring an injunctive action to require Customer to cease using service at any or all Sites, as applicable, if Customer fails or refuses to do so after receipt of notice pursuant to this Article.

B. If default is due to the Customer, then Customer shall pay Spacenet (i) all applicable amounts due for Equipment and Services provided to date; (ii) all applicable amounts due for the remaining term less any amounts Spacenet is able to mitigate through commercially reasonable efforts; and (iii) deinstallation, all in accordance with this Agreement. Either party may pursue any other remedies existing at law or in equity to the extent consistent with this Agreement and its governing law. Spacenet and Customer agree that damages to Spacenet resulting from a termination hereunder are not readily determinable either at the time of signing of this Agreement or at the time of its termination and that the amount of the liquidated damages is both necessary and reasonable. Either party may bring legal action for the violation or breach of this Agreement, and shall be entitled to recover reasonable attorneys' fees incurred in enforcing obligations as stated herein.

C. Except as provide in Article 2(D), Sites which have completed their Minimum Site Service Term may be terminated without penalty, though Customer shall be liable to Spacenet for all obligations then accrued to Spacenet as of the effective date of termination. With sixty (60) days notice and if a) at least one year of service has been rendered, and b) if more than six months remains under the term of the Agreement, Customer may terminate this Agreement by paying 90% of the total outstanding monthly Standard Service charges for all Sites not having completed the Minimum Site Service Term.

13.      FORCE MAJEURE
Neither party shall be liable for failure to perform its obligations under this Agreement to the extent such failure is due to causes beyond its commercially reasonable control, including but not limited to externally caused transmission interference and irreparable facility failure. In the event of a force majeure, the party invoking this Section shall notify the other party in writing of the events creating the force majeure and the performance obligations of the parties will be extended by a period of time equal to the length of the delay caused by the force majeure; provided, that if any such delay exceeds forty-five (45) days, then following such forty-five day period either party hereto may terminate the unperformed portions of this Agreement on ten (10) days' prior written notice to the other party.

14.      CONFIDENTIALITY
The content of this Agreement shall be treated as confidential and shall not be disclosed by Customer or Spacenet to third parties without the prior written consent of the other party. The existence of this Agreement may be disclosed in advertising or publicity by either party, provided that such disclosure is approved in writing by the non-disclosing party prior to release for publication; provided, however, that either party may include the name of the other party in a serial list of customers or vendors (as applicable) of each others' products and services. Neither party may use the trademarks, trade names, or logos of the other party without prior written permission of the other party. Neither party shall disclose to third parties any proprietary information furnished or disclosed by the other party.

15.      SEVERABILITY
In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and upon mutual agreement of the parties the invalid or unenforceable provision shall be replaced by a provision which, being valid and enforceable, comes as close as lawfully possible to the intention of the parties underlying the invalid or unenforceable provisions.

16.      NON-WAIVER
The failure of either party to insist upon strict adherence to any material term or condition of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that term or condition or any other material term or condition of this Agreement.

17.      RELATIONSHIP OF THE PARTIES
This Agreement is not intended by the parties to constitute or create a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. Spacenet and Customer shall be independent contractors with each other for all purposes at all times and neither party shall act as or hold itself out as agent for the other unless so designated in a separate writing signed by the principal, nor shall either party create or attempt to create liabilities for the other party.

18.      NOTICES AND POINTS OF CONTACT
Except as otherwise provided, all important notices or other communications required or desired to be given or sent in connection with this Agreement shall be in writing and transmitted to the applicable party by hand delivery or U.S. certified mail, return receipt requested, postage prepaid. Invoices and other non-emergency communications may be transmitted via regular US mail or facsimile.

19.      COUNTERPARTS
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.      ENTIRE AGREEMENT
This Agreement, including all Sections listed herein, comprises the entire and exclusive agreement of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, arrangements, proposals or representations, including the Prior Agreement, whether written or oral, heretofore made between the parties hereto and relating to this subject matter. It does not, however, revoke or rescind any prior agreements for other services which may have been executed by the parties. This Agreement may be modified, changed or amended (including prices) only by an express written agreement signed by duly authorized representatives of both parties stating that it is an amendment. Waivers, or purported waivers, of any provision of this Agreement shall be in writing and signed by an authorized officer of both parties.

                       SECTION C -- NETWORK IMPLEMENTATION

ORDERING PROCEDURES

A. CONTENT OF ORDERS - ZapMe! will provide in writing a rolling 90-day forecast of anticipated installation Sites by the end of each month. Customer will notify Spacenet's designated Program Manager (via purchase orders or other mutually agreed-upon means of communication) by facsimile (or other mutually agreed upon means of communication) no later than 45 days before the requested installation commencement date of specific Sites that it wishes Spacenet to install. In such notices, Customer must provide the following information:

- The street, city, and state where the Equipment will be delivered and installed.
- The requested installation date (as outlined within the time frames and procedures identified in this Agreement).
- The name or title and phone number of the person at each VSAT Site authorized to work with Spacenet on all installation activities.
-        The number of client PCs to be installed.
- Any special instructions for the installation, including deviations to the standard equipment configuration specified in Section A.
-        The Customer Unit number for the Site.

In the event Customer requests a Site installation date that is less than 45 days from the date Spacenet receives Customer purchase order, Customer will be required to pay the Expedite Fee specified in Section A for such installation. Additional ordering procedures applicable to "roll-out" installations are set forth in section D under "Site Installations" below.

B. SCHEDULING - Customer agrees to use its best efforts to work with Spacenet to schedule the initial Site roll-out in a geographically efficient manner.

C. PURCHASE ORDERS - Site Equipment and optional equipment and services may be ordered via Customer's own purchase orders, within the lead times provided by Spacenet. However, Customer understands and agrees that any such purchase orders are to be used only for purposes of facilitating the ordering of Equipment and Services under this Agreement, and for providing a purchase order number for Customer's accounting purposes. Customer agrees that, notwithstanding any statements to the contrary on Customer's purchase order or other documents, the provision of Equipment and Services as contemplated in this Agreement shall be governed solely by the terms and conditions of this Agreement, and that any terms and conditions of Customer's purchase order or other documents shall be null and void.


SITE INSTALLATIONS

A. STANDARD INSTALLATION - A Standard Installation includes the delivery and installation of the equipment set forth under "Standard Service" in Section A, and includes one (1) wall penetration for the cable run. The installation process consists of VSAT assembly, installing and pointing the VSAT antenna, installing the IFL cable, integrating the SkyBlaster PCI cards into the server PCs, installing the PC Deliverables as described in Section E, and installing and connecting the outdoor electronics. Other required efforts, such as the installation of cable conduits, trenching, or non-standard antenna mounts, are outside the scope of a Standard Installation and subject to quotation.

Spacenet recognizes that ZapMe! is currently utilizing SkySurfer 1 PCI cards in connection with 304 ZapMe! VSAT sites as of the Effective Date provided by another service provider ("Legacy Sites"). As part of its Standard Service, Spacenet will migrate and upgrade ("retrofit") these Legacy Sites to the Spacenet provided service.

Spacenet and ZapMe! will work together to perform the following items related to the upgrade of ZapMe!'s Legacy Sites:

1.   ZapMe! will provide a current list of Legacy Site locations.

2. ZapMe! will provide the site configurations of the Legacy Sites and a description of the equipment at the Legacy Sites.

3. Spacenet will evaluate the Legacy Sites and determine the extent to which ZapMe!'s existing equipment can be used with the Spacenet provided service, including PCI cards and antennas. Spacenet may use the existing equipment to meet its service obligations hereunder if it determines that such equipment is compatible with its service.

4. ZapMe! and Spacenet will agree on a transition roll out schedule and Spacenet will perform the upgrades according to such schedule, provided that the total number of installations per month (including the upgrades of the Legacy Sites) does not exceed the limitations set forth in paragraph E below.

5. There shall be no additional costs to ZapMe! for the upgrade of the Legacy Sites provided that once a transitioned Site becomes available for transmission on the Spacenet provided service, Spacenet will commence invoicing ZapMe! for Standard Service at such Site.

B. NON-STANDARD INSTALLATIONS - For any non-standard installation services or equipment, if the cost of the service or equipment necessary to complete installation is estimated to be equal to or less than [**], no prior approval is needed from ZapMe! and Spacenet may complete the installation and bill accordingly. However, if the non-standard installation service or equipment is estimated to be greater than [**], Spacenet shall not complete the installation unless they receive written approval from ZapMe!.

C. SPACENET RESPONSIBILITIES - As part of Spacenet's Standard installation (above), Spacenet or its agents will:

- Obtain all licenses, permits, approvals, authorizations and clearances required by the FCC for the operation of the VSAT Equipment;
- Render reasonable assistance by telephone to support Customer's efforts to secure landlord approvals at each Site.
-        Handle equipment orders
-        Provide installation services as described herein
- Follow all applicable school safety procedures provided to Spacenet by Customer in writing

D. CUSTOMER RESPONSIBILITIES - At each Customer Site, Customer or its agents will:

- Designate one individual that is authorized to make decisions relating to the installation of Spacenet-provided Equipment at the particular Site and to interface with Spacenet during installation.

- Obtain any landlord approvals, building or zoning permits or zoning variances required for each Site.

- Provide to Spacenet any structural analyses or structural drawings as may be needed by Spacenet

- Pay Spacenet, on a Time and Materials basis, if Spacenet is required to attend zoning hearings or other public meetings in order to assist ZapMe! in obtaining a building or zoning permit or zoning variance.

- Perform structural analyses, as required. The structure on which the antenna shall be located must provide adequate support for the antenna, and must provide an unobstructed line-of-sight view of the satellite year-round.

- Provide building layout drawings as available for each Site type to the Spacenet installation manager at least thirty days prior to scheduled commencement of installation.

- Provide a suitable secure area for installation of the antenna and all outdoor and indoor electronics associated with the Equipment. This shall include a suitable secure area for installation of the VSAT and PC Deliverables described in Section E meeting specifications provided by Customer and approved by Spacenet.

** Portions omitted pursuant to a request for confidential treatment

- Provide or cause to be provided standard electrical requirements (a 120 volt electrical power receptacle within five (5) feet of the VSAT server location, preferably with a separate 15 amp. circuit breaker) and environmental conditioning requirements as may be required in order to meet Spacenet-provided specifications and/or local Building Department codes. The server portion of the VSAT system shall be located in an area suitable for a personal computer, in a clear space, 18"D x 20"W x 10"H, adequately ventilated to provide air circulation about the server and to be free of excessive dust or dirt, preferably air conditioned.

- Provide or cause to be provided standard electrical requirements (two 120 volt electrical power circuits with receptacles within five (5) feet of the client PC locations, with separate 15 amp. circuit breakers. The client PCs shall be located in an area suitable for a personal computer, in a clear space, 18"D x 20"W x 10"H, adequately ventilated to provide air circulation about the client PCs and to be free of excessive dust or dirt, preferably air conditioned.

- Provide or cause to be provided a phone line within five (5) feet of the PC server location, terminated with a standard telephone jack. This line must be direct dial accessible (DID). The server PC shall be located in an area suitable for a personal computer work station (keyboard and monitor), in a clear space adequately ventilated to provide air circulation about the server PC and to be free of excessive dust or dirt, preferably air conditioned.

- Subject to Customer's or schools' security policies and procedures, provide Spacenet or its agents with access and egress to the VSAT site and indoor communications equipment location at all reasonable times for installation and maintenance of the Equipment.

- Subject to the Non-Standard Installation paragraph above, pay for any special conveyances (e.g. crane), services, or facilities for transporting Equipment (e.g., the VSAT antenna) and any materials that cannot be manually conveyed to the point of installation.

- Arrange and pay for union labor if the local jurisdiction requires labor union members to perform or supervise the VSAT installation.

E. SCHEDULING ROLL-OUT INSTALLATIONS AND INDIVIDUAL INSTALLATIONS - For Roll-out Installations (Minimum Site Order Quantity installed within Minimum Site Order Installation Period", as set forth under the "Network Information" paragraph of Section A) and for Individual Installations (installations outside the Roll-out Installation described above), Spacenet and Customer shall agree to a mutually acceptable overall roll-out schedule for the installation of Equipment at Customer's Sites. Spacenet will install up to 500 Sites per month and will use commercially reasonable efforts to install up to 1,000 Sites per month, provided that Customer delivers its purchase order for such installations at least forty-five (45) days prior to the requested installation commencement date. There will be no Site Survey charge applicable if Spacenet is able to perform an installation on its first visit using one of the standard antenna mounts carried by the installer. Upon arrival of the Spacenet installers at a Site, if it is determined that one of the standard antenna mounts cannot be used, or if the Site is determined to be non-Standard for other reasons, a Site Survey will be performed at that time instead of the installation activity, and the installation will be rescheduled to include the non-standard equipment and installation activities, subject to Customer's approval of Spacenet's quotation for any non-standard items or services not already priced in this Agreement. Late cancellation or postponement of an installation, which is defined as cancellation or postponement less than four (4) business days in advance of the scheduled installation, will result in a Canceled Site Installation charge. A Terminated Site Visit charge will be paid if Spacenet is not granted access to a site on the scheduled installation date, or if the site is not ready for installation on the scheduled install date (e.g., site under construction, no A/C power, local approvals not obtained, Customer responsibilities not met etc.)

In addition, in the event the PC Deliverables as described in Section E have been shipped to a Site for installation and installation cannot be completed for any reason, Customer shall be obligated to commence its monthly payments for Standard Service at such Site beginning 60 days after such PC Deliverables are shipped to the Site and Spacenet shall provide [**] per month per Site (or such prorated amount) until such Site is successfully installed. The Minimum Site Service Term shall commence on the date of successful installation.

** Portions omitted pursuant to a request for confidential treatment

CHANGE CONTROL PROCESS

Any change to the specifications or vendor for the PC Deliverables must be requested through the Change Control Board (CCB) process. The CCB reviews each submitted request by Spacenet or ZapMe! for any change to the specifications or vendor for the PC Deliverables at meetings to be held periodically on a mutually agreed upon schedule. The Board will consist of four members, two of which will be appointed by ZapMe! and two of which will be appointed by Spacenet. The CCB's functions are (i) to analyze each change request in terms of its affect on functionality, cost, reliability, and delivery schedule and (ii) to make a determination to accept or reject such change request based on product priorities, costs, budget, available resources, and many other factors considered during the CCB analysis. Each change can be accepted (with or without modifications) or denied. A change request will not be accepted unless a majority of the CCB votes in favor of such change.

Any changes to the specifications or vendor for the PC Deliverables approved by the CCB should be in the form of an express written agreement signed by duly authorized representatives of both parties stating that it is an amendment to the Agreement."

                     SECTION D -- OPERATION AND MAINTENANCE

NETWORK OPERATION

Spacenet is responsible for the overall operation of Customer's network. This consists of activating new sites and deleting and re-locating existing sites under Customer's direction. Spacenet is responsible for the operation of the network to meet the Performance Specifications identified under "Network Information" of Section A.


OUT-OF-SCOPE SERVICES

If Customer desires Spacenet's assistance for such tasks as adding new applications to the network, network analyses, system optimization, etc., Customer may make such request by providing details of the request in writing to the Spacenet program manager. Spacenet will then respond with a fixed-price quotation for performing the requested tasks along with an estimate of the time it will take to perform the tasks. If Customer accepts Spacenet's estimate and price, Spacenet will proceed with the tasks.


NETWORK AVAILABILITY COMMITMENT

The transmission services provided by Spacenet to Customer under this Agreement have an overall Network Availability Commitment as set forth under Network Information in Section A (calculated by dividing the number of on-line service minutes by the number of total possible service minutes), averaged over an annual basis. The annual measurement period shall commence when the minimum site commitment has been installed. [**]

The Network Availability Commitment is measured over a 12-month period and includes the following elements:

     VSAT equipment (excluding, for example, the PC Deliverables as described in Section E) Hub earth station equipment Satellite transponder Hub sun transit

Spacenet will be relieved of its Network Availability Commitment to the extent that any service interruptions are due to:

- failure or interruption of service due to the failure or non-performance of any terrestrial equipment, connections, or services not provided to Customer by Spacenet's affiliates,
- action or inaction by Customer, its employees, invitees, third parties, including, but not limited to, changes in applications, protocols, or transmission parameters from those tested and approved by Spacenet,
-        Customer-scheduled/approved down-time (maintenance, upgrades, etc.),
-        breach of this Agreement by Customer,
- any other cause beyond Spacenet's reasonable control, to include but not be limited to those actions set forth under the Force Majeure provision of this Agreement,
-        failure or unavailability of the Customer's Data Center.

** Portions omitted pursuant to a request for confidential treatment

SITE MAINTENANCE

A. MAINTENANCE DEFINITIONS - Subject to the terms and conditions hereof, Spacenet shall provide maintenance support for all Equipment provided as part of this Agreement as well as the PCI cards and SkyBlaster hub purchased from Gilat Satellite Networks, Ltd. as of the Effective Date. Such maintenance shall consist of:

- Equipment maintenance which includes travel to and from the Site and technical trouble-shooting to isolate any problems;

- labor for on-Site repair and replacement, as required, of malfunctioning Equipment;

-        diagnostic support and repair of malfunctioning Equipment;

- software maintenance as needed for the protocols specified in Section A;

-        coverage during Spacenet's normal Business Hours

"Business Hours" means Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding holidays, local time of the serving field service center Business Day.

"Business Day" is defined as a day on which the serving field service center is open for business. This excludes Saturdays, Sundays and Federal, state and local holidays as applicable in the US, and Saturdays, Sundays, and local holidays as applicable in each foreign country. US Federal holidays observed by Spacenet maintenance and service personnel are:

             New Year's Day *                   Labor Day
              President's Day               Thanksgiving Day
               Memorial Day          The day after Thanksgiving Day
            Independence Day *               Christmas Day *

     * If the holiday falls on a Saturday or Sunday, it will be observed on the nearest Friday or Monday, as observed by Federal employees.

B. MAINTENANCE RESPONSE TIME - Spacenet will respond to Maintenance Calls or other indications of malfunction by dispatching a service technician to the Site to repair or replace the defective component unless the trouble can be otherwise corrected through remote repair. No less than [**] of the time, Spacenet shall respond to Maintenance Calls no later than the next Business Day. In all other instances, Spacenet shall respond to maintenance calls on a commercially reasonable effort basis but no later than two Business Days. The average response time will be based on results experienced during the prior 12-month period of operation.


C. CUSTOMER MAINTENANCE RESPONSIBILITIES - Customer shall perform first-line troubleshooting to attempt to assess whether a problem reported at a Site is due to (i) VSAT Deliverables as described in Section E that need repair, (ii) PC Deliverables as described in Section E that need repair or (iii) some other cause. Calls and requests for maintenance support shall be made only from Customer's "Central Trouble Reporting Point." Response to maintenance calls from the Central Trouble Reporting Point is predicated upon advisory by the Customer at the time of notification of the service interruption (i) of Customer's assessment of the cause of the problem and (ii) that an authorized representative shall be available at the Site to receive the Spacenet maintenance technician(s), including security escort, if required. In the event the Customer cannot verify that a representative and/or security escort will be present, Spacenet shall not dispatch or have dispatched a maintenance technician until such time as the Customer can verify that a representative shall be available at the Site to receive the maintenance technician(s) and contacts Spacenet with such information. Upon dispatch of a maintenance technician, if an authorized representative is not available at the site to receive the maintenance technician(s), including security escort, if required, the Terminated Site Visit Charge shall apply and the period for Spacenet's calculation of the service interruption period shall cease until such time as a maintenance technician is granted access to the site. Additionally, if a second visit is required from a maintenance technician because Customer did not properly assess the cause of the

** Portions omitted pursuant to a request for confidential treatment problem, Spacenet shall bill Customer on a time and materials basis at Spacenet's then-effective prices for the initial site visit and the period for Spacenet's calculation of the service interruption period shall cease until such time as the second maintenance technician visits the Site.

ZapMe! may install and maintain a dedicated 56 Kbps line and equipment connecting ZapMe!'s help desk in San Ramon, California to Spacenet's shared hub network management system in order to perform remote diagnostics. Spacenet shall provide Customer with remote access to Spacenet's shared hub network management system in order for Customer to perform such remote diagnostics.


D. MAINTENANCE EXCLUSIONS - Spacenet's maintenance obligations under this Agreement do not include provision of consumable supplies, repair or replacement of Equipment failures or malfunctions caused by improper installation, operations, or maintenance by other than Spacenet authorized representatives, relocation or modification by Customer or others not under Spacenet's control, failure or interruption of Customer-provided terrestrial communications or electrical power, accident, fire, lightning, snow, snow removal, or other hazards beyond normal range of use, vandalism, trouble calls where no problem is found and the reported problem does not repeat within five calendar days, or failures or malfunctions resulting from exposure of the Equipment to conditions beyond its reasonable operating conditions. Any such failures and malfunctions will be repaired as authorized by Customer on a commercially reasonable effort basis and billed to Customer on a time and materials basis at Spacenet's then-effective prices. Customer shall use reasonable efforts to facilitate access as required for maintenance of the Equipment during maintenance hours, including appropriate security escort when required. Failure to grant or have granted access during a maintenance call will result in a Terminated Site Visit charge.

SOFTWARE LICENSE AND SUPPORT

A. "Licensed Software" means any computer program, including any modifications, updates, or additions which may be included by Spacenet in any or with provided Equipment as object code or in executable form in any medium, and related materials such as diagrams, manuals and other documentation which are for use in the Equipment provided to Customer under this Agreement.

B. By their signature of this Agreement, Spacenet grants to Customer and Customer accepts a non-exclusive license to use or have used the Licensed Software as it resides in Spacenet's Equipment, but only for the purpose of causing such Equipment to operate for the provision of transmission services and not otherwise, subject to the terms of any license agreements which may be contained within the packaging associated with the Equipment and Licensed Software. Customer shall not permit any third party to gain access to the Licensed Software or transfer the Licensed Software to any third party, copy or permit to have copied the Licensed Software, reverse engineer, disassemble, de-compile, or transmit the Licensed Software in any form or by any means. Violation of these restrictions shall entitle Spacenet to terminate this License of Software without liability, take possession of the Equipment, software, and terminate this Agreement for default. Licensed Software is and shall remain the exclusive property of Spacenet or Spacenet's vendors. No license other than the specifically stated herein is granted to Customer, and Customer shall have no right under patent, trademark, copyright, trade secret or other intellectual property of Spacenet or Spacenet's vendors other than that granted herein.

C. Spacenet's monthly charges include Software License and software support for the term of the Agreement. During this term, Spacenet will provide remedial software support services so that Spacenet's software operates on the Spacenet-provided equipment in accordance with the Performance Specifications of this Agreement. For clarity, the parties understand that this software support consists of software maintenance, fixes, work-arounds, etc. which implement the features and functionality already committed to by Spacenet in this Agreement. Software releases or upgrades which provide NEW product functionality or features beyond the functionality or features already committed to under this Agreement may be offered and quoted to Customer as they become available, including new features and functionality specifically requested by Customer. Otherwise, for so long as Customer remains current in its payment of monthly charges hereunder, there is no additional charge for Software releases or upgrades that Spacenet may incorporate into its shared hub services to Customer.

D. Spacenet warrants to Customer through the initial term of this Agreement that the software that operates in the Spacenet-provided Equipment under this Agreement is "Year 2000 Capable," meaning that (1) its functionality will not be materially adversely affected as a result of the date change from 1999 to 2000, including leap year calculations, provided that all Customer-provided or other non Spacenet-provided products and equipment used with the Equipment function properly including, without limitation, properly exchanging date data with the Equipment; and (2) to the extent applicable to the Equipment's normal operating specifications and subject to any upper and lower limits in the Equipment's systems design, the Equipment will accept, store, retrieve, compare and otherwise process dates of January 1, 2000 and later. This warranty is subject to the limitations set forth in Article 11 of this Agreement.

           SECTION E -- DESCRIPTION OF SKYBLASTER AND PC DELIVERABLES

SKYBLASTER DELIVERABLES

1.2 Meter Antenna (or larger antenna as required due to use of GSTAR4 satellite) One Standard Mount (Non-penetrating, Close-in Wall, Medium Reach Wall, or I-Beam Mount) Up to 400 Feet of IFL Cable, Non-Plenum (dual 200' cable run) Outdoor Unit - 1 watt ODU and LNB Two PCI cards

        -   DVB Receiver
        -   Satellite Transmitter

PC DELIVERABLES

TOSHIBA SERVER PC
Pentium PII 350 mhz Base
Intel 10/100 Network Card
128Mb RAM Memory
512 Cache
6 MB Video Memory
18gb SCSI HDD
Modem
2 Button Mouse
Full Size Keyboard
1.44MB Floppy
32 X SCSI CD-ROM Drive
MS Win NT Server Academic OLP
MS Proxy Server 2.0 MOLP
Resource 450 VA Battery Backup
Ethernet 24-Port Hub
Compaq Modem
Xerox N17B Printer
15-Client Accessory Kit (UPS, Surge, Patch, Parallel, RJ-11 Cables)


TOSHIBA CLIENT PC
Equium Pentium II 400MHZ Model 7100S
64Mb SDRAM
6.0 GB HDD
6 MB Video Memory
10/100 WuOL Net Card
1.44 MB 3.5 FDD
17" NEC A700 Monitor
MS Office 97 Academic
MS Win NT Client Server Academic OLP

                                              OR

DELL SERVER PC
Pentium PIII 450mhz Base, 512 Cache, Logitec Mouse,
   Key Bd., 40xCD ROM, 1.44 mb Floppy
3 Com 3C980 10/100 E/N Card
128 Mb RAM Memory
18gb SCSI 7200 RPM HDD
2x2 passive backplane
MS
Win NT Server Academic OLP
MS proxy Server 2.0 MOLP
Ethernet 24-Port Hub
Compaq Modem
Xerox N17B Printer
15-Client Accessory Kit (UPS, Surge, Patch, Parallel, RJ-11 Cables)

DELL CLIENT PC
Pentium PIII 450 mhz Base, 512 Cache, 1.44 mb floppy, Logitec Mouse, Int Audio Card,
   6.4gb HDD
10/100 WuOL Net Card
64mb SDRAM
MS Office 97 Academic
MS Windows NT Client Server Academic
   OLP